UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2006

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square

Cambridge, MA  02139

(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On August 23, 2006, Dyax Corp. entered into a Royalty Interest Assignment Agreement with Paul Royalty Fund Holdings II, LP, an affiliate of  Paul Capital Partners, pursuant to which Dyax received a $30 million upfront cash payment in exchange for granting Paul Royalty the right to receive a specified percentage of the net royalties, including all milestones fees and other payments, receivable by Dyax under its phage display Licensing and Funded Research Program, or LFRP.  Dyax also has an option to receive an additional $5 million payment from Paul Royalty in the event that the LFRP receipts achieve specified levels by the end of 2008.

Under the terms of the agreement, Paul Royalty is entitled to specified percentages, initially up to 70%, on different tiers of the annual net LFRP receipts.  These percentages will increase on a pro rata basis if Dyax exercises its option for the additional $5 million payment.  The agreement also provides for annual guaranteed minimum payments to Paul Royalty, starting at $1.75 million through 2008, increasing to $3.5 million through 2010, $6.0 million through 2014 and $7.0 million for years 2015 through 2017.  Paul Royalty’s rights to receive a portion of LFRP receipts will continue for up to 13 years, depending upon the performance of the LFRP.  Upon termination of the agreement, all rights to LFRP receipts will revert to Dyax.

In the event of (i) a change of control of Dyax, (ii) a bankruptcy of Dyax, (iii) a transfer by Dyax of a majority of its assets that has a material effect on either the net present value of the projected LFRP receipts or Dyax’s ability to pay the minimum payments set forth above, (iv) a transfer by Dyax of any part of the assets supporting the LFRP program other than in the ordinary course of business, or (v) any breach of certain material covenants and representations in the agreement, Paul Royalty has the right to require Dyax to repurchase from Paul Royalty its royalty interest at a price in cash which equals the greater of (a) two hundred percent of the cumulative payments made by Paul Royalty under the agreement less the cumulative payments previously received by Paul Royalty from the LFRP or (b) the amount which will provide Paul Royalty, when taken together with the royalties previously paid, a specified rate of return of twenty five percent.

In the event of  breaches of certain other representations or covenants or the happening of certain other events that have a material adverse effect on projected revenues under the LFRP, Paul Royalty has the right to require Dyax to repurchase from Paul Royalty its royalty interest at lower prices:  if such an event occurs before the end of 2010, the price will be the greater of (a) one hundred and ten percent of the cumulative payments made by Paul Royalty under the agreement less the cumulative payments previously received by Paul Royalty from the LFRP or (b) the amount which will provide Paul Royalty, when taken together with the receipts previously paid  over to Paul Royalty, a ten percent rate of return; and if such an event occurs after 2010, the price will be the greater of (a) one hundred and fifty percent of the cumulative payments made by Paul Royalty under the agreement less the cumulative payments previously received by Paul Royalty from the LFRP or (b) the amount which will provide Paul Royalty, when taken together with the receipts previously paid  over to Paul Royalty, a fifteen percent rate of return.  Alternatively, instead of repurchasing Paul Royalty’s entire interest in the LFRP in the event of breaches that would trigger Paul Royalty’s right to these lower purchase prices, Dyax has the right to make annual payments to Paul Royalty equal to the shortfall in actual receipts from the projected LFRP receipts.  Dyax’s right to make these alternative payments expires if (a) in any two consecutive calendar years (excluding 2007), the total alternative payments equal or exceed fifty percent of Paul Royalty’s percentage of  the projected LFRP receipts in each of those years, (b) in any three consecutive calendar years (excluding 2007), the total alternative payments equal or exceed thirty three percent of Paul Royalty’s percentage of the projected LFRP receipts in each of those years or (c) if there are certain other material failures in the LFRP.

2

In addition, Dyax has the right, but not the obligation, to repurchase the Paul Royalty royalty interest at a price in cash which will provide Paul Royalty, when taken together with the royalties previously paid, with the greater of (i) one hundred seventy-five percent of the payments made by Paul Royalty under the agreement until August 23, 2008 or two hundred percent of the payments made by Paul Royalty under the agreement thereafter, or (ii) an amount sufficient to provide a specified rate of return of twenty five percent.  The agreement also contains certain customary representations, warranties and indemnities.

Pursuant to the terms of the agreement, Dyax has entered into security and lock-box agreements granting Paul Royalty a security interest in and to substantially all assets related to the LFRP in order to secure performance under the agreement and receipt of its agreed share of LFRP receipts.

The description above is qualified in its entirely by the Royalty Interest Assignment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.  The press release issued by Dyax on August 24, 2006 announcing the transaction is also filed as Exhibit 99.1 hereto.

The Royalty Interest Assignment Agreement is included as an exhibit to provide information regarding its terms.  Except for its status as the contractual document between the parties with respect to the agreement described therein, it is not intended to provide factual information about the parties.  The representation and warranties contained in the Royalty Interest Assignment Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures between the parties.  These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, they should not be relied upon by investors as statements of factual information.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K regarding the Revenue Interest Assignment Agreement with Paul Capital is hereby incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

†10.1	Royalty Interest Assignment Agreement by and among Dyax Corp and Paul Royalty Fund Holdings II dated as of August 23, 2006.
99.1	Press Release issued by Dyax on August 24, 2006.

†  This exhibit has been filed separately with the Commission pursuant to an application for confidential treatment.  The confidential portions of this exhibit have been omitted and are marked by asterisks.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: August 28, 2006	By:	/s/ Ivana Magovcevic-Liebisch
Ivana Magovcevic-Liebisch
Executive Vice President, Corporate Communications and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description
†10.1	Royalty Interest Assignment Agreement by and among Dyax Corp and Paul Royalty Fund Holdings II dated as of August 23, 2006.

99.1	Press Release issued by Dyax on August 24, 2006.

†                     This exhibit has been filed separately with the Commission pursuant to an application for confidential treatment.
The confidential portions of this exhibit have been omitted and are marked by an asterisk.